The Bolt Supply House Ltd.
Financial Statements
February 28, 2017

Independent Auditors’ Report

To the Shareholders of The Bolt Supply House Ltd.

We have audited the accompanying financial statements of The Bolt Supply House Ltd., which comprise the balance sheet as at February 28, 2017, the statements of earnings and retained earnings and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian Accounting Standards for Private Enterprises except for Note 12 which is in accordance with Accounting Principles Generally Accepted in United States, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements present fairly, in all material respects, the financial position of The Bolt Supply House Ltd. as at February 28, 2017, and the results of its operations and its cash flows for the year then ended in accordance with Canadian Accounting Standards for Private Enterprises, and the Note 12 is in accordance with Accounting Principles Generally Accepted in United States.

Calgary, Alberta	MNP LLP
April 24, 2017, except for Note 11 and 12 which are of December 20, 2017	Chartered Professional Accountants

The Bolt Supply House Ltd.
Balance Sheet
As at,

	February 28	February 29
	2017	2016

Assets
Current
Cash	161,827	216,157
Accounts receivable	3,518,383	3,278,322
Income taxes recoverable	283,430	188,157
Inventory (Note 3)	7,231,182	7,077,080
Prepaid expenses and deposits	519,291	615,083

	11,714,113	11,374,799
Property and equipment (Note 4)	1,968,776	1,919,900

Total Assets	13,682,889	13,294,699

Liabilities
Current
Bank indebtedness (Note 5)	3,523,390	3,198,195
Accounts payable and accruals	1,763,603	2,323,721
Goods and services and sales taxes payable	99,704	89,380
Management bonus and consulting fees payable (Note 7)	110,250	110,250
Rental deposits	-	11,477

	5,496,947	5,733,023

Commitments (Note 9)
Subsequent events (Note 11)

Shareholders' Equity
Share capital (Note 8)
Common shares	20	20
Preferred shares (redeemable at $17,200,000)	2,293,377	2,293,377
Retained earnings	5,892,545	5,268,279

	8,185,942	7,561,676

Total Liabilities and Shareholders' Equity	13,682,889	13,294,699

Approved on behalf of the Board of Directors:

/s/ Michal G. DeCata	/s/ Kurt Mario

The accompanying notes are an integral part of these financial statements

The Bolt Supply House Ltd.
Statement of Earnings and Retained Earnings
For the years ended

	February 28	February 29
	2017	2016

Sales	37,636,535	40,576,418

Cost of sales	20,954,623	22,493,153

Gross margin	16,681,912	18,083,265

Selling costs (Schedule 1)	3,650,086	4,003,260
Operating expenses (Schedule 2)	9,722,959	9,337,278
Administrative expenses (Schedule 3)	1,050,371	994,569

	14,423,416	14,335,107

Earnings from operations	2,258,496	3,748,158
Other expenses
Foreign exchange gain	32,534	30,271
Loss on disposal of property and equipment	(435)	(5,709)
Management bonus and consulting fees (Note 7)	(816,000)	(816,000)

Earnings before income taxes	1,474,595	2,956,720

Provision for income taxes ‑ current (Note 6)	350,329	752,994

Net earnings	1,124,266	2,203,726

Retained earnings, beginning of year	5,268,279	5,064,553
Dividends	(500,000)	(2,000,000)

Retained earnings, end of year	5,892,545	5,268,279

The accompanying notes are an integral part of these financial statements

The Bolt Supply House Ltd.
Statement of Cash Flows
For the years ended

February 28	February 29
2017	2016

Cash provided by (used for) the following activities

Operating
Cash received from customers	37,316,157	41,724,785
Cash paid to suppliers	(26,787,903)	(27,392,649)
Cash paid to employees	(8,567,490)	(9,007,258)
Income taxes paid	(445,602)	(912,150)
Interest paid	(99,183)	(100,666)
Management bonus and consulting fees paid	(816,000)	(816,000)

Cash provided by operating activities	599,979	3,496,062

Financing
Dividends paid	(500,000)	(2,000,000)
Repayment of operating loan, net of advances	-	(993,215)
Advances from operating loan, net or repayment	325,195	-

Cash used in financing activities	(174,805)	(2,993,215)

Investing
Purchases of property and equipment	(538,347)	(508,176)
Proceeds on disposal of property and equipment	26,309	3,776

Cash used in investing activities	(512,038)	(504,400)

Net effect of translation on foreign currency cash	32,534	30,271

(Decrease) increase in cash	(54,330)	28,718

Cash, beginning of year	216,157	187,439

Cash, end of year	161,827	216,157

The accompanying notes are an integral part of these financial statements

The Bolt Supply House Ltd.
    Notes to the Financial Statements
For the years ended February 28, 2017 and February 29, 2016

1.    Incorporation and operations
The Bolt Supply House has been in business since 1948 as a wholesale and retail supplier of fasteners, power tools, safety equipment, shop supplies and accessories across western Canada. The current Company, The Bolt Supply House Ltd. (the "Company"), is the result of an amalgamation filed on August 23, 1996.
2.    Significant accounting policies
The financial statements have been prepared in accordance with Canadian accounting standards for private enterprises ("ASPE"), and include the following significant accounting policies:
Cash
Cash includes balances with banks, and bank indebtedness includes overdrawn cash accounts and demand operating loans.
Inventory
Inventory is valued at the lower of cost and net realizable value. Cost is determined by the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business.
Property and equipment
Property and equipment are initially recorded at cost. Amortization is provided using the methods and rates intended to amortize the cost of assets over their estimated useful lives, as follows:

	Method	Rate
Buildings	declining balance	5%
Computer hardware	declining balance	30%
Computer software	straight‑line	3	years
Equipment and tools	declining balance	30%
Furniture and fixtures	declining balance	20%
Leasehold improvements	straight‑line	5	years
Paving	declining balance	4%
Vehicle and trailers	declining balance	30%

Upon the year the asset is put in use, amortization is taken at one‑half of the above rates.
Long‑lived assets held for use
Long‑lived assets held for use consist of property and equipment and are measured and amortized as described in the above accounting policy.

The Company performs impairment testing on long‑lived assets held for use whenever events or changes in circumstances indicate that the carrying amount of an asset, or group of assets, may not be recoverable. The carrying amount of a long‑lived asset is not recoverable if the carrying amount exceeds the sum of the undiscounted future cash flows from its use and disposal. If the carrying amount is not recoverable, impairment is then measured as the amount by which the asset's carrying amount exceeds its fair value. Any impairment is included in net earnings for the year.
Revenue recognition
The Company recognizes revenue at the time of sale in stores or upon shipment of the merchandise, when the sale is accepted by the customer and collection is reasonably assured.
Foreign currency translation
Transaction amounts denominated in foreign currencies are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction dates. Carrying values of monetary assets and liabilities reflect the exchange rates at the balance sheet date. Gains and losses on translation or settlement are included in the determination of net earnings for the current year.

The Bolt Supply House Ltd.
    Notes to the Financial Statements
For the years ended February 28, 2017 and February 29, 2016

2.    Significant accounting policies (Continued from previous page)
Income taxes
The Company accounts for income taxes using the taxes payable method. Under this method, only current income tax assets and liabilities are recorded to the extent they are unpaid or recoverable. In addition, the benefit relating to a tax loss incurred in the current year and carried back to prior years is recognized as a current asset. Current income tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized.
Measurement uncertainty
The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year.
Accounts receivable are stated after evaluation as to their collectability and an appropriate allowance for doubtful accounts is provided where considered necessary. A provision is made for slow moving and obsolete inventory. Management has estimated the value of the inventory based upon their assessment of the realizable amount less selling costs. Amortization is based on the estimated useful lives of property and equipment.
These estimates and assumptions are reviewed periodically and, as adjustments become necessary they are reported in net earnings in the years in which they become known.
Financial instruments
The Company recognizes its financial instruments when the Company becomes party to the contractual provisions of the financial instrument. All financial instruments are initially recorded at their fair value, including financial assets and liabilities originated and issued in a related party transaction with management. Financial assets and liabilities originated and issued in all other related party transactions are initially measured at their carrying or exchange amount in accordance with CPA Handbook Section 3840, Related Party Transactions.

At initial recognition, the Company may irrevocably elect to subsequently measure any financial instrument at fair value. The Company has elected to measure cash at fair value subsequent to initial recognition, all other financial instruments are subsequently measured at their amortized cost.

Transaction costs and financing fees directly attributable to the origination, acquisition, issuance or assumption of financial instruments subsequently measured at fair value are immediately recognized in earnings. Conversely, transaction costs and financing fees are added to the carrying amount for those financial instruments subsequently measured at amortized cost or cost.
Financial asset impairment
The Company assesses impairment of all its financial assets measured at cost or amortized cost. The Company groups assets for impairment testing when available information is not sufficient to permit identification of each individually impaired financial asset in the group. Management considers whether there has been a breach in contract, such as a default or delinquency in interest or principal payment in determining whether objective evidence of impairment exists. When there is an indication of impairment, the Company determines whether it has resulted in a significant adverse change in the expected timing or amount of future cash flows during the year. If so, the Company reduces the carrying amount of any impaired financial assets to the highest of: the present value of cash flows expected to be generated by holding the assets; the amount that could be realized by selling the assets; and the amount expected to be realized by exercising any rights to collateral held against those assets. Any impairment, which is not considered temporary, is included in current year net earnings.

The Company reverses impairment losses on financial assets when there is a decrease in impairment and the decrease can be objectively related to an event occurring after the impairment loss was recognized. The amount of the reversal is recognized in net earnings in the year the reversal occurs. The adjusted carrying amount shall be no greater than the amount that would have been reported at the date the reversal had the impairment not been recognized previously.

The Bolt Supply House Ltd.
    Notes to the Financial Statements
For the years ended February 28, 2017 and February 29, 2016

2.    Significant accounting policies (Continued from previous page)
Leases
A lease that transfers substantially all of the benefits and risks of ownership is classified as a capital lease. At the inception of a capital lease, an asset and a payment obligation is recorded at an amount equal to the lesser of the present value of the minimum lease payments and the property's fair market value. Assets under capital leases are amortized using the declining balance method, over their estimated useful lives. All other leases are accounted for as operating leases and rental payments are expensed as incurred.
3.    Inventory
Management has estimated the value of inventory based upon their assessment of the lower of cost and net realizable value less selling costs. Management has made an obsolescence provision of $40,000 (2016 ‑ $40,000).
4.    Property and equipment

		February 28	February 29
		2017	2016

	Accumulated	Net book	Net book
Cost	amortization	value	value

Land	177,320	-	177,320	177,320
Buildings	538,660	161,852	376,808	396,640
Computer hardware	2,661,470	2,277,168	384,302	446,329
Computer software	743,280	696,144	47,136	92,277
Equipment and tools	248,876	191,034	57,842	79,216
Furniture and fixtures	1,878,308	1,393,396	484,912	516,698
Leasehold improvements	1,072,923	706,891	366,032	177,879
Paving	6,400	3,516	2,884	3,004
Vehicle and trailers	107,632	36,092	71,540	30,537

	7,434,869	5,466,093	1,968,776	1,919,900

5.    Bank indebtedness
The operating line of credit is authorized up to $5,500,000 (2016 ‑ $5,500,000), and bears interest at prime plus 0.25% (2016 ‑ prime plus 0.25%). As at February 28, 2017, $3,523,390 (February 29, 2016 ‑ $3,198,195) was drawn on the operating line of credit. As at February 28, 2017, the prime interest rate was 2.70% (February 29, 2016 ‑ 2.70%). The authorized maximum limit is 75% of accounts receivable aged to 60 days plus 50% of inventory.

The operating line of credit is secured by a general assignment of book debts, Section 427 security over inventory, general security agreement over all present and future acquired assets. The operating line of credit is subject to periodic review, at least annually.

The operating line of credit is subject to certain financial and non‑financial covenants with respect to working capital, debt service coverage, tangible net worth, acquisition of new financing and corporate reorganizations. As at February 28, 2017 the Company was in compliance with all financial and non‑financial covenants. It is management's view that the Company will remain in compliance for the twelve months subsequent to February 28, 2017.

The Bolt Supply House Ltd.
    Notes to the Financial Statements
For the years ended February 28, 2017 and February 29, 2016

6.    Income taxes
The reconciliation of the Company's effective income tax expense is as follows:

February 28	February 29
2017	2016

Expected tax expense at 27% (2016 ‑ 26.66%)	398,141	788,312
Increase (decrease) in income tax expense resulting from:
Small business deduction	(55,835)	(45,087)
Impact of difference between amortization and CCA	8,384	9,925
Change in tax rate	1,012	-
Loss on disposal	116	1,523
Non‑deductible expenses and other	(1,489)	(1,679)

Actual tax expense	350,329	752,994

7.    Related party transactions
During the year, the Company completed certain transactions with related parties. These transactions were conducted in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

The Company recorded consulting fees expense in the amount of $441,000 (2016 ‑ $441,000) to a corporate shareholder. As at February 28, 2017, $110,250 (February 29, 2016 ‑ $110,250) remained payable and is included in management bonus and consulting fees payable.
The Company recorded and paid management bonuses of $375,000 (2016 ‑ $375,000) to an officer who is also an individual shareholder. As at February 28, 2017, $Nil (February 29, 2016 ‑ $Nil) remained payable.

The Bolt Supply House Ltd.
    Notes to the Financial Statements
For the years ended February 28, 2017 and February 29, 2016

8.    Share capital

	February 28	February 29
	2017	2016
Issued
Common shares
625 Class "A" common shares (2016 ‑ 625 Class "A" shares)	6	6
625 Class "B" common shares (2016 ‑ 625 Class "B" shares)	6	6
375 Class "D" common shares (2016 ‑ 375 Class "D" shares)	4	4
375 Class "E" common shares (2016 ‑ 375 Class "E" shares)	4	4

	20	20

Preferred shares
11,199,865 Class C Series I preferred shares, redemption price $1 per share	2	2
3,750,083 Class C Series II preferred shares, redemption price $1 per share	43,323	43,323
2,250,052 Class C Series III preferred shares, redemption price $1 per share	2,250,052	2,250,052

	2,293,377	2,293,377

	2,293,397	2,293,397

February 28	February 29
2017	2016

Common shares	Number	Amount	Number	Amount

Opening balance	2,000	20	2,000	20

Closing balance	2,000	20	2,000	20

9.    Commitments
The Company has entered into various lease agreements for premises with estimated minimum annual payments as follows:

2018	1,291,704
2019	963,143
2020	792,352
2021	668,504
2022	471,203
Thereafter	217,354

4,404,260

The Bolt Supply House Ltd.
    Notes to the Financial Statements
For the years ended February 28, 2017 and February 29, 2016

10.    Financial instruments
The Company, as part of its operations, carries a number of financial instruments. It is management's opinion that the Company is not exposed to significant interest rate, currency, credit, liquidity or other price risks arising from these financial instruments except as otherwise disclosed.
Foreign currency risk
Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company enters into transactions to purchase inventory and other goods and services denominated in United States dollars for which the related expenses and accounts payable balances are subject to exchange rate fluctuations. The impact on the statement of earnings for the year had the U.S. dollar to Canadian dollar exchange changed by 10% would amount to $1,150 (2016 ‑ $10,869). The following items are denominated in United States currency and presented in Canadian currency:

February 28	February 29
2017	2016
CAD$	CAD$

Cash	128,350	177,508
Accounts payable	116,854	68,816
Interest rate risk
Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. Changes in market interest rates may have an effect on the cash flows associated with some financial assets and liabilities, known as cash flow risk, and on the fair value of other financial assets or liabilities, known as price risk.

The Company is exposed to interest rate risk primarily through its operating line of credit as described in Note 5. A 1% change in interest rates could increase or decrease interest expense by approximately $35,234 (2016 ‑ $31,982) on an annual basis.
Credit concentration
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Company sales are concentrated in the industrial sector; however, credit exposure is limited due to the Company's large customer base.

11.	Subsequent events

On October 3, 2017, Lawson Products Inc. (Ontario) acquired all the issued and outstanding shares of the Company for cash consideration of $40,000,000. The purchase price shall be increased or decreased, as applicable, dollar for dollar by the amount by which the net working capital is greater than or less than the target working capital.

The Bolt Supply House Ltd.
Schedule 3 ‑ Administrative expenses
For the years ended February 28, 2017 and February 29, 2016

11.	Subsequent events

On October 3, 2017, Lawson Products Inc. (Ontario) acquired all the issued and outstanding shares of the Company for cash consideration of $40,000,000. The purchase price shall be increased or decreased, as applicable, dollar for dollar by the amount by which the net working capital is greater than or less than the target working capital.

12.	Reconciliation of the Financial Statements to Accounting Principles Generally Accepted in the United States

These financial statements have been prepared in accordance with Canadian ASPE which, in most respects conforms to accounting principles generally accepted in the United States (“U.S. GAAP”). All difference in accounting principles and disclosures as they have been applied to the accompanying financial statements are not material, except as described below.

The application of U.S. GAAP would have the following effect on the balance sheet as reported:

	February 28, 2017		February 29, 2016

	Canadian	U.S.	Canadian	U.S.
	ASPE	GAAP	ASPE	GAAP

Assets
Current
Cash	161,827	161,827	216,157	216,157
Accounts receivable	3,518,383	3,518,383	3,278,322	3,278,322
Income taxes recoverable	283,430	283,430	188,157	188,157
Inventory	7,231,182	7,231,182	7,077,080	7,077,080
Prepaid expenses and deposits	519,291	519,291	615,083	615,083

	11,714,113	11,714,113	11,374,799	11,374,799
Property and equipment	1,968,776	1,968,776	1,919,900	1,919,900

Total Assets	13,682,889	13,682,889	13,294,699	13,294,699

Liabilities
Current
Bank indebtedness	3,523,390	3,523,390	3,198,195	3,198,195
Accounts payable and accruals	1,763,603	1,763,603	2,323,721	2,323,721
Goods and services and sales taxes payable	99,704	99,704	89,380	89,380
Management bonus and consulting fees payable	110,250	110,250	110,250	110,250
Rental deposits	-	-	11,477	11,477
Deferred tax liability (Note a )	-	144,622	-	164,944
Deferred rent liability (Note b)		129,672	-	82,085

	5,496,947	5,771,241	5,733,023	5,980,052

Shareholders' Equity
Share capital
Common shares	20	20	20	20
Preferred shares (redeemable at $17,200,000)	2,293,377	2,293,377	2,293,377	2,293,377
Retained earnings	5,892,545	5,618,251	5,268,279	5,021,250

	8,185,942	7,911,648	7,561,676	7,314,647

Total Liabilities and Shareholders' Equity	13,682,889	13,682,889	13,294,699	13,294,699

The Bolt Supply House Ltd.
Schedule 3 ‑ Administrative expenses
For the years ended February 28, 2017 and February 29, 2016

The application of U.S. GAAP would have the following effect on the statement of earnings and retained earnings as reported:

	February 28, 2017		February 29, 2016

	Canadian	U.S.	Canadian	U.S.
	ASPE	GAAP	ASPE	GAAP

Sales	37,636,535	37,636,535	40,576,418	40,576,418
Cost of sales	20,954,623	20,954,623	22,493,153	22,493,153

Gross margin	16,681,912	16,681,912	18,083,265	18,083,265

Selling costs	3,650,086	3,650,086	4,003,260	4,003,260
Operating expenses (Note b)	9,722,959	9,770,546	9,337,278	9,392,904
Administrative expenses	1,050,371	1,050,371	994,569	994,569

	14,423,416	14,471,003	14,335,107	14,390,733

Earnings from operations	2,258,496	2,210,909	3,748,158	3,692,532
Other expenses
Foreign exchange gain	32,534	32,534	30,271	30,271
Loss on disposal of property and equipment	(435)	(435)	(5,709)	(5,709)
Management bonus and consulting fees	(816,000)	(816,000)	(816,000)	(816,000)

Earnings before income taxes	1,474,595	1,427,008	2,956,720	2,901,094
Provision for income taxes ‑ current	350,329	350,329	752,994	752,994
Provision for income taxes ‑ deferred	-	(20,322)	-	(20,044)

Net earnings	1,124,266	1,097,001	2,203,726	2,168,144
Retained earnings, beginning of year	5,268,279	5,268,279	5,064,553	5,064,553
Dividends	(500,000)	(500,000)	(2,000,000)	(2,000,000)
Deferred taxes adjustment (Note a)	-	(164,944)	-	(184,988)
Deferred rent liability adjustment (Note b)	-	(82,085)	-	(26,459)

Retained earnings, end of year	5,892,545	5,618,251	5,268,279	5,021,250

(a)
Under Canadian accounting standards for private enterprises, section 3465 Income taxes, the Company had selected to account for income taxes using the taxes payable method (current taxes). U.S. GAAP ASC 740, Income taxes, requires that financial statements should reflect the current and deferred tax consequences of all events that have been recognized in the financial statements or tax returns. Deferred tax assets or liabilities reflect temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are adjusted, as appropriate, to reflect changes in enacted tax rates expected to be in effect when the temporary differences reverse. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not (i.e. greater than 50% likely) that some or all of the deferred tax assets will not be realized. This resulted in recognition of deferred tax liability, attributable to temporary differences arising from the differences in tax and accounting bases for property and equipment and deferred rent liability of $144,622 (2016 - $164,944, 2015 - $184,988). During the year, the company recorded deferred income tax recovery of $20,322 (2016 - $20,044) and a reduction to opening retaining earnings of $164,944 (2016 - $ 184,988).

The Bolt Supply House Ltd.
Schedule 3 ‑ Administrative expenses
For the years ended February 28, 2017 and February 29, 2016

12.    Reconciliation of the Financial Statements to United States Generally Accepted Accounting Principles
(Continued from previous page)

(b)
Under Canadian accounting standards for private enterprises, section 3065 Leases, the Company had selected to account for operating leases based on rental payments. U.S. GAAP ACS 840, Leases, requires that scheduled rent increases shall be recognized by the lessee on a straight-live basis over the lease term. This resulted in an additional rent expense of $47,587 (2016 - $55,626) and an reduction to opening retained earnings of $82,085 (2016 - $26,459).

The Bolt Supply House Ltd.
Schedule 1 ‑ Selling costs
For the years ended February 28, 2017 and February 29, 2016

February 28	February 29
2017	2016

Selling costs
Commissions	3,259,497	3,635,483
Freight	151,052	115,313
Automotive	102,415	89,007
Advertising and promotion	73,052	99,933
Customer rebates and allowances	47,735	43,271
Meals and entertainment	8,501	11,581
Other items	7,834	8,672

	3,650,086	4,003,260

The Bolt Supply House Ltd.
Schedule 2 ‑ Operating expenses
For the years ended February 28, 2017 and February 29, 2016

February 28	February 29
2017	2016

Operating expenses
Personnel	6,038,760	6,185,729
Occupancy	2,158,238	1,889,483
Communications	618,906	571,571
Other operating expenses	442,156	335,034
Travel	170,949	141,075
Training and education	155,345	61,534
Office	138,605	152,852

	9,722,959	9,337,278

The Bolt Supply House Ltd.
Schedule 2 ‑ Operating expenses
For the years ended February 28, 2017 and February 29, 2016

February 28	February 29
2017	2016

Administrative expenses
Amortization	462,727	455,254
Bank charges	252,527	258,000
Other items	148,789	128,940
Interest on bank indebtedness	99,183	100,666
Bad debt expense	87,145	51,709

	1,050,371	994,569